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                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 3)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
[X]   Definitive Additional Materials
[_]   Soliciting Material Pursuant to Section 240.14a-12


                                 ACCESSITY CORP.
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                (Name of Registrant as Specified In Its Charter)



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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.   Title of each class of securities to which transaction applies:

           _____________________________________________________________________

      2.   Aggregate number of securities to which transaction applies:

           _____________________________________________________________________

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

           _____________________________________________________________________

      4.   Proposed maximum aggregate value of transaction:

           _____________________________________________________________________

      5.   Total fee paid:

           _____________________________________________________________________

|_|   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:______________________________________________

      (2)  Form, Schedule or Registration Statement No.: _______________________

      (3)  Filing Party: _______________________________________________________

      (4)  Date Filed:__________________________________________________________

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                                 Accessity Corp.
                              3200 University Drive
                                    Suite 201
                             Coral Springs, FL 33065

                URGENT SHAREHOLDER REMINDER TO VOTE YOUR SHARES
                -----------------------------------------------

Dear Shareholder:

As you may have heard, for lack of a quorum, the Company was forced to adjourn its 2004 Annual Meeting of Shareholders, originally scheduled for December 28, 2004, and rescheduled the meeting to be held on February 1, 2005. The meeting will be held at the Coral Springs Marriott Hotel, Golf Club and Convention Center, 11775 Heron Bay Boulevard, Coral Springs, Florida 33076 at 10:00 a.m., local time.

Six of the proposals submitted to you, Proposals 2 through 7, are related to the Share Exchange Agreement (the "Share Exchange") by and among Accessity Corp., Pacific Ethanol, Inc., Kinergy Marketing, LLC and ReEnergy, LLC. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF ALL PROPOSALS. WITHOUT A FAVORABLE VOTE FOR EACH OF THESE PROPOSALS, THE TRANSACTION WILL NOT BE COMPLETED, SINCE THEY ARE REQUIRED CONDITIONS OF THE CLOSING. I direct your attention to the Proxy, that was previously sent to you, that states that approval by the requisite number of shareholders of Proposals 3 through 7 are conditions to closing the Share Exchange. If the shareholders approve Proposal 2, but do not approve one or all of Proposals 3 through 7, then the transaction with Pacific Ethanol, Inc., Kinergy Marketing, LLC and ReEnergy, LLC. cannot be completed, as the Company will not be able to satisfy one or more conditions of closing, leaving the Company with the status quo. THEREFORE, YOUR VOTE IN FAVOR OF ALL PROPOSALS IS NECESSARY TO COMPLETE THIS TRANSACTION.

IT IS IMPERATIVE THAT YOU VOTE YOUR SHARES EITHER VIA TELEPHONE OR THE WEBSITE, SO YOUR SHARES CAN BE TALLIED IMMEDIATELY UPON RECEIPT IN TIME TO MEET THE FEBRUARY 1 MEETING DEADLINE. Shareholders who are beneficial holders through their brokers should continue to vote their proxies either through: (i) the Internet at WWW.PROXYVOTE.COM or (ii) by dialing (800) 454-8683. All you need is the Control Number from your proxy materials. We have enclosed your Control Number with this supplemental mailing.

Should you be unable to vote your shares prior to the February 1, 2005 meeting date, please vote your shares as soon as possible, as the meeting may be adjourned to a later date.

Thank you in advance for your help.

                                               Respectfully yours,


                                               Barry Siegel
                                               Chairman of the Board and
                                               Chief Executive Officer